Exhibit 23.1

10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
GankIt Corporation

We consent to the use in this Registration Statement on Form S-1/A of our report dated June 27, 2012, relating to the financial statements of GankIt Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under heading “Interest Of Named Experts And Counsel” in such Prospectus.

LBB & Associates Ltd., LLP

Houston, Texas
November 13, 2012